Exhibit 5.1

Attorneys at Law

211 E. 43rd Street | Seventh Floor

New York, New York 10017

Dial: 212.335.0466

Fax: 917.688.4092

info@foleyshechter.com

www.foleyshechter.com

October 17, 2018

Propanc Biopharma, Inc.

302, 6 Butler Street

Camberwell, VIC, 3124 Australia

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Propanc Biopharma, Inc., a Delaware corporation (the “Company”), in connection with its filing on the date hereof with the United States Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of the resale of up to 60,454,321 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, issuable pursuant to the terms and conditions of an Equity Purchase Agreement, dated October 5, 2018 (the “Equity Purchase Agreement”), by and between the Company and L2 Capital, LLC (“L2 Capital”) to be offered on an immediate, continuous or delayed basis by the Company pursuant to provisions of Rule 415 under the Act.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement other than as expressly stated herein with respect to the issue of the Shares.

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of: (a) the Registration Statement and the exhibits thereto; (b) the Company’s Certificate of Incorporation, as amended; (c) the Company’s Bylaws, as amended; (d) the Equity Purchase Agreement, including all exhibits thereto; (e) certain records of the Company’s corporate proceedings as reflected in its minute books; and (f) such statutes, records and other documents as we have deemed relevant. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinions hereinafter expressed.

As to questions of fact material to this opinion, we have relied on certificates or comparable documents of public officials and of officers and representatives of the Company. In rendering the opinion expressed below, we have assumed without verification the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies, and the authenticity of the originals of such copies.

Based upon and subject to the foregoing and the other matters set forth herein, we are of the opinion that (i) the 3,850,597 shares that have already been issued to L2 Capital pursuant to the Equity Purchase Agreement are validly issued, fully paid and non-assessable and (ii) the 56,603,724 shares, when sold and issued by the Company to L2 Capital in accordance with the terms of the Equity Purchase Agreement, including receipt of the consideration therefore (which shall not be less than par value of the Shares), will be validly issued, fully paid and nonassessable.

This opinion is limited to the present laws of the State of Delaware and the present federal law of the United States of America. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules and regulations or requirements of any county, municipality or subdivision or other local authority of any jurisdiction.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement. We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) under the Act with respect to the Shares. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Foley Shechter LLP

Foley Shechter LLP